UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013 (December 26, 2012)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 26, 2012 (the “Closing Date”), Spectra Energy Capital, LLC (“Spectra Energy Capital”), a wholly-owned subsidiary of Spectra Energy Corp (“Spectra Energy”) entered into a $1.2 billion delayed-draw term loan credit agreement (the “Credit Agreement”) among Spectra Energy Capital, as Borrower, Spectra Energy, as Parent, Bank of America, N.A., as Administrative Agent, and the initial lenders and issuing banks named in the Credit Agreement. The Bank of Tokyo-Mitsubishi UFJ, Ltd. acted as Syndication Agent, and Bank of America, N.A. acted as Lead Arranger and Lead Bookrunner.

Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and the credit ratings of Spectra Energy Capital. The Credit Agreement matures on December 26, 2015. Spectra Energy has guaranteed Spectra Energy Capital’s obligation to repay its borrowings under the Credit Agreement. To the extent the commitments were not fully utilized on the Closing Date, Spectra Energy Capital may make term loan borrowings on no more than four occasions until the earliest of (i) the date the commitments are fully utilized, (ii) March 1, 2013 or (iii) the date the undrawn commitments are terminated, whether voluntarily by Spectra Energy Capital or otherwise.

The Credit Agreement contains customary representations, warranties and covenants, including, without limitation, a covenant to maintain Spectra Energy Capital’s direct or indirect ownership of Texas Eastern Transmission, LP and Algonquin Gas Transmission, LLC, limitations on the creation of liens on the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital, limitations on mergers or the sale of all or substantially all of the assets of Spectra Energy, Spectra Energy Capital or certain subsidiaries of Spectra Energy Capital and limitations on certain transactions with affiliates. Spectra Energy Capital and Spectra Energy have each agreed to maintain a ratio of consolidated indebtedness to consolidated capitalization, as defined in the Credit Agreement, of no greater than 65%, measured at the end of each fiscal quarter. Upon the occurrence of certain events of default, Spectra Energy Capital’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults and other customary defaults.

The Credit Agreement provides that proceeds from borrowings under the Credit Agreement may be used for Spectra Energy Capital’s and its subsidiaries’ general corporate purposes, including acquisitions and to refinance existing indebtedness.

Certain of the lenders under the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Spectra Energy, Spectra Energy Capital and their affiliates, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of December 26, 2012, among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Parent, the Initial Lenders named therein and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Guy G. Buckley
Guy G. Buckley
Treasurer

Date: January 2, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Credit Agreement, dated as of December 26, 2012, among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Parent, the Initial Lenders named therein and Bank of America, N.A., as Administrative Agent.